EXHIBIT 5.1

[Letterhead of Goldfarb Gross Seligman & Co.]

April 2, 2024
Radware Ltd.
22 Raoul Wallenberg Street
Tel Aviv 6971917
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Radware Ltd., an Israeli company (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 1,600,000 Ordinary Shares, nominal value NIS 0.05 each of the Company (the “Shares”), to be issued upon the exercise of share options and restricted stock units to be granted under the Radware Ltd. Key Employee Share Incentive Plan (1997), as amended and restated (the “Plan”).

As counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, and, as to matters of fact, the accuracy of all statements and representations made by officers of the Company.

Upon the basis of such examination and subject to the limitations, qualifications and assumptions set forth herein, we advise you that it is our opinion that the Shares, when paid for and issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. In rendering the opinion above, we have also assumed that each individual grant or award under the Plan that will be made following the date hereof will be duly authorized by all necessary corporate action. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ Goldfarb Gross Seligman & Co.
Goldfarb Gross Seligman & Co.